Calculation of Filing Fee Tables
S-8
APPLIED OPTOELECTRONICS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.001 per share	Other	2,500,000	$ 190.13	$ 475,325,000.00	0.0001381	$ 65,642.38
Total Offering Amounts:						$ 475,325,000.00		$ 65,642.38
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 65,642.38
Offering Note
[1]	Note 1a. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Applied Optoelectronics, Inc. (the "Registrant") common stock, par value $0.001 per share ("Common Stock"), that become issuable under the Applied Optoelectronics, Inc. 2026 Equity Incentive Plan (the "2026 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. Note 1b. This Registration Statement covers 2,500,000 shares of Common Stock authorized and reserved for issuance under the 2026 Plan. Note 1c. Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act, solely for purposes of calculating the registration fee, based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Market on June 8, 2026. Proposed sales to take place as soon after the effective date of this registration statement as awards are granted, exercised, or distributed under the 2026 Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources